Exhibit 99.2

TripAdvisor, Inc. Q3 2016 Prepared Remarks

(All comparisons are against the same period of the prior year, unless otherwise noted)

Our objective throughout 2016 has been to better-position our products and platform for the future, and we have made progress on our key initiatives. Users around the globe can now plan, compare prices, and book all our major products on TripAdvisor, and we are working hard to further improve this end-to-end user experience.

In our Hotel segment, third quarter financial results declined year-over year, though revenue growth rates modestly improved compared to our second quarter results. We are still early days at demonstrating that we are plugging the monetization leak and capturing its expected financial benefits, though we continue to see nice leading indicators of success. We are moving fast, we are learning and improving, and we believe that we are on the best path to maximize long-term growth and shareholder value creation.

In the meantime, our core assets of content and community continue to grow quickly. Reviews and opinions grew nearly 50% and total average monthly unique visitors grew 11% in the quarter. Our Non-Hotel segment revenues grew quickly as well, up 35% in the quarter as these businesses continue to round out our complete value proposition.

Operational Update - Hotel

Our Hotel segment was 76% of total revenue in the third quarter.

On the partner side, CPC auction prices have been solid due to conversion improvements we have made this year, as well as to our strengthening relationships with hotelier and OTA partners. For instance, we continue to see steady adoption of our remarketing product, and have several additional initiatives in the works that are aimed at helping partners maximize their participation on our auction platform. Our highly-profitable metasearch business continues to get a lot of our focus.

On the user side, total average monthly unique hotel shopper growth stabilized in the quarter, and improved each month from the soft June and July. We continue, however, to experience hotel shopper growth headwinds on desktop, due to the shift to mobile devices as well as the general travel market and competitive backdrop.

On the product side, as previewed on our last quarterly update, we made some changes to make it easier to find the best prices for every hotel we list. This gives users increased confidence that they can find the best deals on TripAdvisor. User feedback has been very positive, and we have seen a nice conversion win from this initiative.

With phase two of our instant booking initiative completed in the second quarter, we spent the third quarter focused on phase three: improving our hotel shopping experience to drive increased user engagement and better conversion and more bookings for partners. We are furthest along in the U.S., and we remain hard at work deepening relationships with large hotel chains, OTAs, and with an ever-increasing number of independent hotels, in order to further enhance our best price value proposition. In the interim, we remain very thoughtful about how and when we promote instant booking on hotel pages. In some cases, instant booking gets top billing; in others, the metasearch option takes the top spot. As we outlined last quarter, our phase three efforts continue to yield gains in conversion rates, repeat rates and monetization rates.

Notably, on mobile app, we have made instant booking more prominent, making a near-term monetization trade-off in favor of increasing long-term user engagement and building the booking habit. On the app, more than 20% of instant bookings are made using a previously vaulted credit card, which is the highest of all devices. Hotel shoppers on the app continued exhibiting strength, increasing approximately 50% year-over-year, highlighting our growing engagement on that platform. Our app is the perfect travel companion for the increasingly mobile, global traveler. According to a study published in September by AppAnnie, a business intelligence firm, TripAdvisor leads the online travel agencies on key app metrics, including downloads, usage, user retention and monthly active users for the U.S. and key European markets.

Late August marked the first full year since our instant booking launch in the U.S. Therefore, September was the first month with a clean instant booking comparison in that market. During September, we saw positive year-over-year growth for U.S. Click-based and transaction revenue and revenue per hotel shopper, compared to negative growth during our first year since rollout. These trends improved further in October. In contrast, revenue per hotel shopper growth in our Non-U.S. markets continued to experience significant headwinds in Q3, as we are still in our first year since our instant booking rollout. Total TripAdvisor Click-based and transaction revenue growth was negative 10% in the third quarter but we note that growth rates were lowest in July and improved each month throughout the quarter.

2016 marks the start of a new stage for our business and phase four of our instant booking initiative aims at continuing to earn users’ trust as their booking site of choice. From more targeted email campaigns, to phone push notifications, to consumer promotions, we are driving more engagement, more repeat behavior and bookings. We also continued to see prior bookers returning via direct channels, another sign that we are delivering a stickier user experience than before.

As we power more bookings, we are developing a deeper understanding of the users on our site. We are early days at leveraging powerful transaction-level data to fuel our marketing campaigns and we are exploring a full suite of marketing channels in order to continue to drive user growth, awareness and engagement with our booking products. Brand re-education in an episodic category like travel is a multi-year process, and we remain encouraged by the positive trends we are seeing this year.

Our core assets of content and community continued to grow quickly. We added nearly 50 million reviews and opinions in the third quarter alone and, with 435 million reviews and opinions covering 6.8 million businesses around the globe, TripAdvisor’s content advantage continues to strengthen. Our community grew to 390 million average monthly unique visitors, with nearly half of these visitors on the phone.

Operational Update - Non-Hotel

Our Non-Hotel segment businesses – Attractions, Restaurants and Vacation Rentals – constituted 24% of our total revenue in the third quarter.

Similar to our Hotel philosophy, we continue to round out our end-to-end user value proposition and earn more consumers’ trust as a preferred booking site. Attractions remain our largest area of focus and opportunity in our Non-Hotel segment and we’re matching more TripAdvisor user demand with Viator’s bookable supply in pursuit of this billion-dollar revenue opportunity.

A key focus in 2016 has been to add more bookable supply, and the team has done a great job bringing more tours and attractions into our marketplace. We have grown partners by 60% and bookable products by 70% this year to more than 55,000. We have also tripled the number of suppliers connected via API for live availability this year. As one example, during the quarter we launched a mobile partnership with Radisson Blu Hotels in which our API enables users to book TripAdvisor attractions inventory though their Radisson Blu app and wifi landing page.

Mobile phone continues to play an increasing role in our product roadmap. This summer we drove increased user engagement with our new mobile push notifications and phone bookings have doubled as a percentage of total bookings this year as more users shift to that device for in-destination planning and booking. Across all devices, we launched improved Tours and Tickets pages as well as contextual recommendation pages that are better organized and help travelers find the right attraction experience.

Similar to Hotels, in Attractions we have seen nice early success leveraging promotions to help us drive trial, conversion, and repeat business. The team is employing a more sophisticated approach to paid marketing where we can better identify customers looking to book an attraction, at a better return on our investment.

With 730,000 listed tours, attractions, and activities, a leading global brand, fast-growing traveler content, engagement and demand, as well as continued rapid supply growth in our marketplace, we believe we are uniquely positioned for continued growth in this category.

The same demand and supply advantages are at play in our Restaurants business. We now have 4.2 million listings of places to eat around the globe and 100 million restaurant reviews and opinions. Our restaurant reservation brand, LaFourchette, is the leading restaurant reservation site in Europe and its network of more than 38,000 bookable restaurants spans 12 countries. Revenue continues to grow quickly, especially on phone, which accounts for approximately 60% of bookings. Throughout the summer, our phone app push notifications started to provide timely, helpful tips such as the best restaurants nearby, popular dish recommendations, and user review snapshots, all of which drive increased awareness and stickiness with our products when users are traveling for pleasure or out on the town close to home.

We have been rapidly expanding into new markets through some small recent transactions. This included a minority investment in Eatigo, a leading restaurant reservation business in Thailand and Singapore, who we believe has an opportunity to scale into other markets across Southeast Asia.

Finally, in Vacation Rentals, our objective remains to maximize high-quality choice for the traveller and maximize qualified traffic for the property owner. To that end, listings grew to 830,000 properties, driven by our free-to-list model. Nearly 80% of our VR listings can be booked online and our team remains focused on adding high-quality supply, making easy-to-use owners tools that help maintain their calendars, respond to questions and booking requests. Our formula this year has driven dramatic conversion improvement in turning vacation rental lookers to bookers.

We are focused on scaling our Non-Hotel segment businesses quickly, globally, and profitably in the years to come.

Financial Results

As expected, after some near-term pressures on revenues and profits in the first half of this year, growth rates modestly improved in the third quarter. Consolidated total revenue growth improved to 1% year-over-year in reported currency, and 3% in constant currency.

Hotel

Hotel segment revenue growth improved sequentially to negative 6% year-over-year while currency was approximately 1% headwind to Hotel segment growth in the period. TripAdvisor-branded click-based and transaction revenue, which includes metasearch and instant booking revenue on TripAdvisor-branded sites, improved sequentially to negative 10% year-over-year and currency was approximately 1% headwind in the period. Similar to the first half of this year, third quarter TripAdvisor-branded click-based and transaction revenue headwinds included dilution from our global instant booking launch and user shift to lower-monetizing phone.

Revenue per hotel shopper growth improved sequentially to negative 12% year-over-year, but we note that growth rates were lowest in July and improved each month throughout the quarter.

The above curve shows the revenue per hotel shopper growth trend, worldwide. Looking at our U.S. market, year-over-year revenue per hotel shopper growth troughed in the first half of 2016, improved in the third quarter this year to roughly flat growth, and is currently exhibiting positive year-over-year growth.

Total average monthly unique hotel shopper growth stabilized at 3% in Q3 and showed sequential monthly improvement throughout the quarter.

Phone is another strategic area of investment and we have made a lot of progress improving our mobile products in 2016. Phone hotel shoppers grew 25% in the third quarter representing more than a third of total shoppers, and TripAdvisor-branded click-based and transaction revenue grew in excess of 20% on that device. This quarter, we promoted the instant booking experience on phone app, negatively impacting hotel shoppers in the period, but with an eye towards accelerating user adoption, repeat behavior and lifetime value through that platform.

Non-Hotel

Our Non-Hotel segment accounted for 24% of our third quarter revenue and revenue growth accelerated to 35% year-over-year, from continued growth in these businesses as well as higher revenue during our Q3 seasonal peak. As such, Non-Hotel Adjusted EBITDA margins improved sequentially to positive 15%.

As a reminder, more Vacation Rentals revenue is now being recognized at the time of stay, due to the continued shift to our free-to-list model. This dynamic has increased the seasonality in our Non-Hotel segment financial results this year, and a greater percentage of revenue and adjusted EBITDA is now being recognized in the back half of 2016 than in the back half 2015. We believe investors should continue to measure progress on an annual or trailing-12-month basis as this segment’s revenue and adjusted EBITDA remain highly seasonal against a more fixed cost base.

Consolidated

Consolidated GAAP net income declined by 26%. Total adjusted EBITDA declined by 12% in reported and 9% in constant currency, and our lower adjusted EBITDA margin compared to last year was due primarily to reduced revenues in our Hotel segment.

Our Q3 GAAP effective tax rate was 13%, primarily due to earnings in jurisdictions outside the United States as well as certain discrete items. We expect our 2016 GAAP effective rate to be approximately 20%, dependent on international revenue and expense mix, among other factors.

The largest driver of working capital outflow during the third quarter was seasonal deferred merchant payable cash related to vacation rentals and attractions bookings, which benefited cash flow in the first half of the year. Cash provided by operating activities was negative $87 million. CapEx for the quarter was $21 million, or 5% of revenue, a decrease of $18 million from the third quarter of 2015, primarily due to the completion of our corporate headquarters building in 2015. As a result, Q3 free cash flow was negative $108 million compared to negative $29 million in third quarter of 2015. Our liquidity position remains strong as Cash, cash equivalents and short-term and long-term marketable securities were $756 million at the end of the quarter.

We continue to navigate towards our long-term objective of delivering the best user experience in travel. We are still early in our 2017 planning cycle, but would like to share some preliminary thoughts about next year.

In 2016, we have made a lot of progress aligning our products and platform for long-term growth. However, this progress has clearly had a negative impact on our 2016 revenue growth amidst what remains a competitive travel landscape. Now that we have our transaction products in place, and we have been able to learn and improve, our 2017 focus will shift to re-accelerating revenue growth in our Hotel business, and we believe paid marketing channels will play an important role. Therefore, we believe our 2017 adjusted EBITDA margin will likely be lower than the margin we achieve in 2016. We are still in the early days of re-educating users about our end-to-end user experience, building repeat behavior and plugging the monetization leak in our business. We believe this journey will pay off financially, but will take time. Consistent with our past commentary, we play the long game and remain focused on building for the long-term.

In summary, we have made progress on our key initiatives this year and we thank our employees for continuing to work hard this year as we improve our products that travelers love.

Appendix

Webcast and Conference Call Details

TripAdvisor will audiocast a conference call to answer questions regarding third quarter financial results on Wednesday, November 9, 2016 at 8:30 a.m. Eastern Time. The live audiocast will be open to the public at http://ir.tripadvisor.com/events.cfm. These prepared remarks will not be read on the call.

Non-GAAP Financial Measures

These prepared remarks contain references to certain non-GAAP measures, which, includes adjusted EBITDA, adjusted EBITDA margin, free cash flow, and constant currency measures. These non-GAAP financial measures should be considered in conjunction with, but not as a substitute for, financial information presented in accordance with GAAP. Please refer to our third quarter 2016 press release and the investor relations section of our website for all comparable GAAP measures, definitions and explanations, and full reconciliations for all non-GAAP measures to their comparable GAAP measures.

Safe Harbor Statement

These prepared remarks and our conference call, which will be held at 8:30 a.m. Eastern Time on November 9, 2016, may contain statements regarding management’s future expectations, beliefs, intentions, goals, strategies, plans or prospects, including, without limitation, statements relating to TripAdvisor’s future financial performance on both a GAAP and non-GAAP basis, and the Company’s prospects as a comprehensive destination for hotels, attractions, and restaurants, may constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 and other federal securities laws. Forward-looking statements can be identified by terminology such as “anticipate,” “believe,” “could,” “could increase the likelihood,” “estimate,” “expect,” “intend,” “is planned,” “may,” “should,” “will,” “will enable,” “would,” “would be expected,” “look forward,” “may provide,” or similar terms, variations of such terms or the negative of those terms. Investors are cautioned that statements in this press release, which are not strictly historical statements, including, without limitation, statements by our chief executive officer with respect to growth objectives, strategic investments, and statements regarding management’s plans, objectives and strategies, constitute forward-looking statements. Such forward-looking statements involve known and unknown risks, uncertainties and other factors including those risks, uncertainties and factors detailed in TripAdvisor’s filings with the Securities and Exchange Commission. As a result of such risks, uncertainties and factors, TripAdvisor’s actual results may differ materially from any future results, performance or achievements discussed in or implied by the forward-looking statements contained herein. TripAdvisor is providing the information in this press release as of this date and assumes no obligations to update the information included in this press release or revise any forward-looking statements, whether as a result of new information, future events or otherwise.